SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2015

THE FEMALE HEALTH COMPANY
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

1-13602	39-1144397
(Commission File Number)	(I.R.S. Employer I.D. Number)

515 North State Street Suite 2225 Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

312-595-9123
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As disclosed in Item 3.01 of the Current Report on Form 8-K (the "Prior Form 8-K") of The Female Health Company (the "Company") filed with the Securities and Exchange Commission on March 23, 2015, Stephen M. Dearholt and Richard E. Wenninger retired from the Company's Board of Directors as of the Annual Meeting of Shareholders of the Company (the "Annual Meeting") held on March 19, 2015.  After giving effect to such retirements and the appointment of Sharon Meckes to the Board of Directors on March 19, 2015 as described in the Prior Form 8-K, the Company's Board of Directors no longer has a majority of independent directors as required by NASDAQ Marketplace Rule 5605(b)(1) and the Audit Committee no longer has three members as required by NASDAQ Marketplace Rule 5605(c)(2).

On March 30, 2015, the Company received a letter from the Listing Qualifications Department of the NASDAQ Stock Market noting that the Company was no longer in compliance with NASDAQ's independent director and audit committee requirements.  Consistent with NASDAQ Marketplace Rules 5605(b)(1)(A) and 5605(c)(4) the Company has a cure period to regain compliance which lasts until the earlier of the Company's next annual meeting of shareholders or March 19, 2016.  The Company plans to have a majority of independent directors, either by appointing an additional independent director or determining that another director already on the Company's Board qualifies as an independent director under the NASDAQ Marketplace Rules, and to name an additional independent director to serve on the Audit Committee as its third member to cure these deficiencies during the cure period.

This Current Report on Form 8-K is being filed to comply with applicable rules of the Securities and Exchange Commission and to comply with NASDAQ Marketplace Rule 5810(b).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FEMALE HEALTH COMPANY
Date:  March 31, 2015
BY  /s/ Michele Greco
      Michele Greco, Executive Vice President and
       Chief Financial Officer

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